Exhibit 10.15

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), made as of May 18, 2021 (the “First Amendment Effective Date”), is made among RIGETTI & CO, INC., a Delaware corporation, (“Borrower”), and TRINITY CAPITAL INC., a Maryland corporation (“Lender”).

Borrower and Lender are parties to a Loan and Security Agreement dated as of March 10, 2021 (as amended, restated or modified from time to time, the “Loan and Security Agreement”). Borrower has requested that Lender agree to certain amendments to the Loan and Security Agreement. Lender has agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Article 1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan and Security Agreement.

(a) New Definitions. The following definitions are hereby added to Article 1 of the Loan and Security Agreement in their proper alphabetical order.

“Additional Good Faith Deposit” is the fully earned and non-refundable deposit in the amount of Twenty Thousand Dollars ($20,000.00), received by Lender prior to the advance of any Tranche B Loan, which will be applied toward Lender’s Expenses on the First Amendment Effective Date.

“Amended and Restated Warrant” means that certain amended and restated Warrant delivered to Lender on the First Amendment Effective Date.

“Equity Milestone” means Borrower shall have received on or after the First Amendment Effective date, but prior to February 1, 2022, unrestricted (including not subject to any clawback, redemption, escrow or similar contractual restriction) net proceeds of not less than Seventy-Five Million Dollars ($75,000,000) from the issuance and sale by Borrower of its equity securities or convertible subordinated notes with existing investors and on terms reasonably satisfactory to Lender.

“First Amendment” means the First Amendment to Loan and Security Agreement entered into to be effective as of the First Amendment Effective Date, by and between Lender and Borrower.

“First Amendment Effective Date” means May 18, 2021.

“Loan Termination Date” means March 10, 2022.

“PIPE Transaction” means a private placement, completed no later than July 31, 2021, pursuant to which Borrower enters into irrevocably committed common stock subscription agreements whereby Borrower offers to sell equity securities in the surviving, publicly traded entity in the SPAC Transaction, at an agreed-upon offering price to institutional accredited investors.

“SPAC Transaction” means a business combination transaction by and between Borrower and a special purpose acquisition company, with Borrower being the surviving entity.

“Tranche B Documentation and Funding Fee” has the meaning provided in Section 2.1(c).

“Tranche B Loan or Loans” has the meaning provided in Section 2.1(b).

(b) Amended and Restated Definitions. The following definitions are hereby amended and restated as follows:

“Maturity Date” means for each Advance, the 48th month from the first Payment Date of such Advance.

“Maximum Credit Limit” means Twenty-Seven Million Dollars ($27,000,000.00)

(c) Definition of “Event of Default”. Clause (i) of the definition of “Event of Default” is hereby amended and restated as follows:

“(i) except for a SPAC Transaction, Borrower is consolidated with, merged with, or sells all or substantially all of its properties and assets as an entity to another entity without Lender’s prior written consent, provided that no consent of Lender shall be required if, in connection with such merger or sale of properties and assets the Obligations will be paid in full;”

(d) Section 2.1(b). Section 2.1(b) is hereby amended and restated as follows:

“(b) The initial Advance hereunder, to be funded on the date hereof or prior to March 31, 2021, upon satisfaction and subject to, the conditions in Sections 2.3 and 2.4, shall be Twelve Million Dollars ($12,000,000.00) (the “Tranche A Loan). The subsequent Loans hereunder (the “Tranche B Loan”), consists of two Advances, in an aggregate principal amount of Fifteen Million Dollars ($15,000,000.00). The first Advance of the Tranche B Loan will be Eight Million Dollars ($8,000,000.00) and will be made upon satisfaction of the applicable conditions in Section 2.3 and Section 2.5(b). Borrower may request an additional Advance of Seven Million Dollars ($7,000,000.00) prior to the Loan Termination Date, subject to satisfaction of the conditions in Section 2.3 and Section 2.5(c).”

(d) Section 2.1(c). Section 2.1(c) is hereby amended and restated as follows:

“(c) Lender Expenses. At the time of the Advances hereunder, Borrower will pay Lender for all reasonable out-of-pocket costs related to the Loans including travel, UCC search, filing, insurance, and legal costs related to the Loan Documents (the ‘Tranche A Documentation and Funding Fee” and the “Tranche B Documentation and Funding Fee”, collectively, the “Documentation and Funding Fees”).”

(e) Section 2.5. Section 2.5 is hereby amended and restated as follows:

“2.5 Conditions Precedent to the Tranche B Loan. It shall be an express condition precedent to Lender’s obligation to make an Advance of the Tranche B Loan that:

(a) the Advances under the Tranche B Loan shall occur prior to the Loan Termination Date;

(b) prior to the first Advance under the Tranche B Loan, Borrower shall deliver evidence of an executed letter of intent for the SPAC Transaction, as determined satisfactory in Lender’s reasonable discretion;

(c) prior to the additional Advance under the Tranche B Loan, Borrower shall deliver evidence of the completion of the PIPE Transaction, as determined satisfactory in Lender’s reasonable discretion;

(d) Borrower shall have delivered certificates as to authorizing resolutions of Borrower with specimen signatures; and

(e) Borrower shall have delivered payment in full of the unpaid portion of the Commitment Fee applicable to such Advance, the Additional Good Faith Deposit, and the applicable Tranche B Documentation and Funding Fee.

(f) Section 2.6(a). Section 2.6(a) is hereby amended and restated as follows:

“(a) During the Interest Only Period, the Prepayment Premium shall be equal to Two and One Half of One Percent (2.5%) of the principal being repaid, provided that if the Tranche B Loan is prepaid during the first twelve months after the date of the applicable Tranche B Loan, the Prepayment Premium shall be equal to Eleven Percent (11%) of the principal being repaid.”

(g) Section 2.8. Section 2.8 is hereby amended and restated as follows:

“2.8 End of Term Payment. On the Maturity Date or on the date of the earlier prepayment of the Loans by Borrower pursuant to Section 2.6 or 2.7 or acceleration of the balance of the Loans by Lender pursuant to Section 7.1 Borrower will pay to Lender the amount equal to 2.75% of the aggregate principal amount of the Loans maturing on the applicable Maturity Date in addition to all sums payable hereunder (the End of Term Payment), provided that there will be no End of Term Payment for the Tranche B Loan only if it is repaid on or before the first anniversary of the Closing Date.”

(h) Section 4.2(l). Section 4.2(l) is hereby amended and restated as follows:

“provide Lender with satisfactory evidence, in form and substance as determined satisfactory in Lender’s reasonable discretion, of having completed the Equity Milestone;”

(i) Section 4.3(c). Section 4.3(c) is hereby amended and restated as follows:

“(i) except for a SPAC Transaction, merge into or consolidate with any other entity, or permit any other entity to merge or consolidate with Borrower or any Subsidiary, (ii) liquidate or dissolve, (iii) acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person other than Permitted Investments or (iv) engage in any business other than the business of the type conducted by Borrower on the date hereof and business reasonably related thereto; provided that a Subsidiary may merge or consolidate into another Subsidiary or into Borrower;”

(j) Amended and Restated Warrant. Borrower shall issue to Lender an Amended and Restated Warrant, which will fully replace and supersede the existing Warrant, in form and substance satisfactory to Lender in its sole discretion. The Amended and Restated Warrant will be issued for 0.75% of the fully diluted shares outstanding of common stock and shall expire on the tenth (10th) anniversary of the First Amendment Effective Date.

(k) Exhibit B. Exhibit B of the Loan and Security Agreement, the Amortization Schedule, is hereby amended and restated in its entirety with Annex A hereto.

(l) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Fees and Expenses. Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 5(d) and (ii) all other fees, costs and expenses, if any, due and payable as of the First Amendment Effective Date under the Loan and Security Agreement.

(b) This Amendment. Lender shall have received this Amendment, dated as of the date hereof, executed by Lender and Borrower.

(c) The Amended and Restated Warrant. Borrower shall deliver a fully executed Amended and Restated Warrant.

(d) Representations and Warranties; No Default. On the First Amendment Effective Date, after giving effect to the amendments of the Loan and Security Agreement contemplated hereby:

(i) The representations and warranties contained in Section 4 shall be true and correct on and as of the First Amendment Effective Date as though made on and as of such date; and

(ii) There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4 Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby confirms, as of the First Amendment Effective Date, that (a) after giving effect to the amendments contemplated hereby, the representations and warranties made by it in Article 4.1 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) there has not been and there does not exist a Material Adverse Change; and (c) [other than as updated on Exhibit A attached hereto,] the information included in the Perfection Certificate delivered to Lender on the Closing Date remains true and correct. For the purposes of this Section 4, (i) each reference in in Article 4.1 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 5 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the First Amendment Effective Date, as of the date hereof.

(b) Release. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(c) No Reliance. Borrower hereby acknowledges and confirms to Lender that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d) Costs and Expenses. Borrower agrees to pay to Lender within ten (10) days of its receipt of an invoice (or on the First Amendment Effective Date to the extent invoiced on or prior to the First Amendment Effective Date), the out-of-pocket costs and expenses of Lender, and the fees and disbursements of counsel to Lender (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the First Amendment Effective Date or after such date.

(e) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF CALIFORNIA), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(g) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(h) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(j) Loan Documents. This Amendment and the documents related hereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

RIGETTI & CO, INC.

By:	/s/ Chad Rigetti
Name: Chad Rigetti
Its: Chief Executive Officer

LENDER:

TRINITY CAPITAL INC., a Maryland corporation, as Lender

By:	/s/ Sarah Stanton
Name: Sarah Stanton
Its: General Counsel and Secretary

Annex A

Exhibit B (Amortization Schedule)

	Tranche B Loan - Initial Advance
Period	Dates	Monthly Pmt	Principal	Interest	Principal Balance
0	6/1/2021	34,222.22	—	(34,222-22)	(8,000,000.00)
1	7/1/2021	73,333.33	—	(73,333.33)	(8,000,000.00)
2	8/1/2021	73,333.33	—	(73,333.33)	(8,000,000.00)
3	9/1/2021	73,333.33	—	(73,333.33)	(8,000,000.00)
4	10/1/2021	73,333.33	—	(73,333.33)	(8,000,000.00)
5	11/1/2021	73,333.33	—	(73,333.33)	(8,000,000.00)
6	12/1/2021	73,333.33	—	(73,333.33)	(8,000,000.00)
7	1/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
8	2/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
9	3/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
10	4/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
11	5/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
12	6/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
13	7/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
14	8/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
15	9/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
16	10/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
17	11/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
18	12/1/2022	73,333.33	—	(73,333.33)	(8,000,000.00)
19	1/1/2023	306,224.51	(232,891.18)	(73,333.33)	(7,767,108.82)
20	2/1/2023	306,224.51	(235,026.01)	(71,198.50)	(7,532,082.81)
21	3/1/2023	306,224.51	(237,180.42)	(69,044.09)	(7,294,902.39)
22	4/1/2023	306,224.51	(239,354.57)	(66,869.94)	(7,055,547.82)
23	5/1/2023	306,224.51	(241,548.66)	(64,675.86)	(6,813,999.16)
24	6/1/2023	306,224.51	(243,762.85)	(62,461.66)	(6,570,236.31)
25	7/1/2023	306,224.51	(245,997.34)	(60,227.17)	(6,324,238.97)
26	8/1/2023	306,224.51	(248,252.32)	(57,972.19)	(6,075,986.65)
27	9/1/2023	306,224.51	(250,527.97)	(55,696.54)	(5,825,458.68)
28	10/1/2023	306,224.51	(252,824.47)	(53,400.04)	(5,572,634.21)
29	11/1/2023	306,224.51	(255,142.03)	(51,082.48)	(5,317,492.18)
30	12/1/2023	306,224.51	(257,480.83)	(48,743.68)	(5,060,011.34)
31	1/1/2024	306,224.51	(259,841.07)	(46,383.44)	(4,800,170.27)
32	2/1/2024	306,224.51	(262,222.95)	(44,001.56)	(4,537,947.32)
33	3/1/2024	306,224.51	(264,626.66)	(41,597.85)	(4,273,320.66)
34	4/1/2024	306,224.51	(267,052.40)	(39,172.11)	(4,006,268.25)
35	5/1/2024	306,224.51	(269,500.39)	(36,724.13)	(3,736,767.87)

36	6/1/2024	306,224.51	(271,970.81)	(34,253.71)	(3,464,797.06)
37	7/1/2024	306,224.51	(274,463.87)	(31,760.64)	(3,190,333.19)
38	8/1/2024	306,224.51	(276,979.79)	(29,244.72)	(2,913,353.40)
39	9/1/2024	306,224.51	(279,518.77)	(26,705.74)	(2,633,834.63)
40	10/1/2024	306,224.51	(282,081.03)	(24,143.48)	(2,351,753.60)
41	11/1/2024	306,224.51	(284,666.77)	(21,557.74)	(2,067,086.83)
42	12/1/2024	306,224.51	(287,276.21)	(18,948.30)	(1,779,810.62)
43	1/1/2025	306,224.51	(289,909.58)	(16,314.93)	(1,489,901.04)
44	2/1/2025	306,224.51	(292,567.08)	(13,657.43)	(1,197,333.95)
45	3/1/2025	306,224.51	(295,248.95)	(10,975.56)	(902,085.00)
46	4/1/2025	306,224.51	(297,955.40)	(8,269.11)	(604,129.61)
47	5/1/2025	306,224.51	(300,686.66)	(5,537.85)	(303,442.95)
48	6/1/2025	306,224.51	(303,442.95)	(2,781.56)	0.00

[Exhibit A

Updates to Perfection Certificate]

[Note to Company: Please complete (if applicable).]

RIGETTI & CO, INC. PATENT FILINGS IN MARCH 2021

SERIAL NO.	TITLE	FlLING DATE
17/196,692	Operating a Quantum Processor in a Heterogeneous Computing Architecture	Mar. 9, 2021

17/192,604	Simulating Quantum Systems with Quantum Computation	Mar. 4, 2021

RIGETTI & CO, INC. PATENT FILINGS IN APRIL AND MAY 2021, THROUGH MAY 18, 2021 AT 9:00 A.M. PDT

SERIAL NO.	TITLE	FlLING DATE
17/228,290	Distributed Quantum Computing System	Apr. 12, 2021

17/220,069	Parcelled Quantum Resources	Apr. 1, 2021

17/308,291	Operating a Substrate Integrated Waveguide as a Quantum Bus	May 5, 2021

17/319,981	Retargetable Compilation for Quantum Computing Systems	May 13, 2021

63/182,353	Data-parallel quantum processing units in deep learning applications	Apr. 30, 2021